                                                                 EXHIBIT 10.16

[CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.]


Nanogen [Logo]

HARRY J. LEONHARDT, ESQ.
Vice President, General Counsel and Secretary

December 4, 1997


                                                            TRANSMISSION VIA FAX

Dr. R. Helmut Rupp
Konzernforschung & Technologie
Hoechst Aktiengesellschaft
D-65926 Frankfurt am Main

     RE: LETTER AGREEMENT

Dear Dr. Rupp:



     This letter constitutes an offer by Nanogen to enter into a Collaborative Research and Development Agreement ("the R&D Collaboration") and, subject to the terms and conditions set forth herein, to enter into a Joint Venture or other joint commercial relationship for commercialization of products resulting from the R&D Collaboration. Upon execution and return by the designated individuals identified at the end of this letter, this Letter Agreement will constitute our binding agreement. The terms and conditions of our agreement are as follows:

PURPOSE OF COLLABORATION

o The focus of the Collaborative Research and Development Agreement ("R&D Collaboration") shall be on the joint research and development of new tools in "Molecular Recognition" and "Nanotechnology." The R&D Collaboration will be divided into two phases, the Research Phase and the Product Development Phase. The overall objective of the R&D Collaboration is to develop microarray platforms and related devices and applications

Dr. R.Helmut Rupp
December 4, 1997
Page 2
     utilizing jointly developed technology incorporating both Nanogen's Automated Programmable Electronic Matrix ("APEX") technology and CR&T's Exponential Library by Association of Sublibraries ("ELIAS") technology and/or ("pRNA") technology which can be commercialized by a Joint Venture or other joint relationship to be formed between the parties in the Agreement Field as set forth below. Prior to the successful completion of the R&D Collaboration, it is the intention of the parties to identify an appropriate business model and conclude definitive agreement(s) to commercialize products developed pursuant to the R&D Collaboration.

AGREEMENT FIELD

o Agreement Field shall mean products or applications utilizing jointly developed technology incorporating both Nanogen's "APEX" technology as disclosed in the Nanogen patents and patent applications set forth in Exhibit A, as amended from time to time and CR&T's "ELIAS" and/or "pRNA" technologies as disclosed in the CR&T patent applications set forth in Exhibit B, as amended from time to time.

SCOPE

o The R&D Collaboration shall be worldwide and shall be exclusive in the Agreement Field. Subject to the terms and conditions of the R&D Collaboration, the parties shall be free to independently pursue all fields outside of the Agreement Field.

TERM

o The initial term of the R&D Collaboration, the Research Phase, shall run for two (2) years, subject to extension for one (1) additional year based on mutual agreement between the parties. Funding for the first year of the Research Phase will not be subject to termination. After the first year of the Research Phase, funding may be terminated upon mutual agreement. Prior to the successful completion of the Research Phase, the parties will meet to conclude a budget for the Product Development Phase. The Product Development Phase may be terminated by either party upon the material non-achievement of milestones established and agreed between the parties. In the event that CR&T terminates the Product Development Phase without cause, CR&T will continue to fund the R&D Collaboration for a period of time nine (9) months at the agreed budgeted level to facilitate the winding down of Nanogen's development effort.

RESEARCH PROGRAM AND BUDGET

o The R&D Collaboration will be conducted in accordance with a Research Program and Budget as agreed between the parties. The initial Research Program and Budget for the Research Phase is attached hereto as Exhibit C. The Research Program and Budget shall be reviewed by the Research Management Committee on an annual basis and may be revised based on mutual agreement between the parties.

RESEARCH PROGRAM PAYMENTS

Dr. R.Helmut Rupp
December 4, 1997
Page 3

o    CR&T will find *** of the research effort within CR&T.

o CR&T will fund *** of the research effort within Nanogen. Payments will be based on Actual Costs (as defined by mutual agreement between Nanogen's accountants and Hoechst's accountants) incurred by Nanogen, not to exceed *** per FTE.

o In the event Nanogen is required in the course of its research pursuant to the R&D Collaboration to lease equipment which would ordinarily not otherwise be required, and CR&T agrees to such lease, CR&T will be responsible for such lease payments.

PROGRAM MANAGEMENT

o A Research Management Committee ("RMC"), comprising two (2) members each from Nanogen and CR&T, will be established by the parties. The RMC will be responsible for preparing an overall Research Program for fulfilling the overall goals of the R&D Collaboration. The RMC will also be responsible for the day-to-day management of the R&D Collaboration, for supervising, managing and monitoring the progress of the Research Program, conducting relevant marketing studies and for ensuring the open exchange of information between the parties. The Research Program will provide for an overview of the R&D Collaboration, the assignment of roles and responsibilities of the respective parties, including without limitation, obligations respecting the prompt disclosure of research and intellectual property information to the other party, the establishment of, and adherence to, annual budgets and the development of research milestones. The RMC will meet at least four times per year and minutes shall be taken for each meeting and distributed to each of the parties. The location of such meetings shall alternate between the headquarters of the respective parties unless otherwise agreed. The RMC will report on the status and progress of the Research Program to the Executive Committee on a periodic basis to be agreed between the parties.

o An Executive Committee, comprising three (3) members each from Nanogen and CR&T, will be established. The Executive Committee will be responsible for overseeing the RMC and for setting the strategic goals for the collaboration, approving annual budgets (the first two years of which have been approved by both parties as set forth in Exhibit C) and research milestones and determining the most favorable route to commercialize the Agreement products. The Committee will meet at least twice annually and minutes shall be taken at each such meeting and distributed to each of the parties. The location of such meetings shall alternate between the headquarters of the respective parties unless otherwise agreed.

DISPUTE RESOLUTION

o The parties intend to incorporate a clause to the effect that every effort will be made to resolve disputes internally, with litigation as a last resort.

o    All decisions made by the RMC shall be unanimous.

***Confidential material redacted and separately filed with the Commission.

Dr. R.Helmut Rupp
December 4, 1997
Page 4

o All issues not unanimously agreed upon by the RMC shall be submitted to the Executive Committee for resolution.

o All issues not unanimously agreed upon by the Executive Committee shall be submitted to the Chief Executive Officer of Nanogen and the President of CR&T for resolution.

o All issues not resolved by the above designated officers shall be submitted to mediation or arbitration.

TECHNOLOGY OWNERSHIP

o All technology necessary for the conduct of research in the Agreement Field pursuant to the Research Program shall be licensed by the respective parties to each other on a royalty-free basis throughout the term of the R&D Collaboration. The license is limited to enabling the research to be conducted pursuant to the R&D Collaboration.

o All technology developed pursuant to the Research Program which utilizes jointly developed technology incorporating both "APEX" and "ELIAS" and/or "pRNA" ("Joint Program Technology") will be owned jointly by the parties, and may be used only as they mutually agree.

o The parties will collaborate on the filing of patent applications covering the Joint Program Technology ("Joint Program Inventions").

o All technology incorporating inventions developed pursuant to the R&D Collaboration which do not utilize jointly developed technology incorporating both "APEX" and "ELIAS" and/or "pRNA" ("Individual Program Technology") shall be owned by the party which invented such Technology.

o Nanogen remains free to use its own technology in its business without restriction and CR&T remains free to use its technology in its business without restriction.

o Mutually acceptable provisions on technology ownership and use in the event of termination at various points in the R&D Collaboration shall be established and included in the definitive agreement.

PERMEATION LAYER

o CR&T recognizes that Nanogen has conducted considerable research and development activities in connection with its permeation layer technology and has protected certain of its advancements with intellectual property. CR&T is willing, as part of the R&D Collaboration, to conduct additional research activities directed toward Nanogen's permeation layer. To the extent CR&T invents any new inventions or any improvements to Nanogen's inventions relating to permeation layers with utility on Nanogen's microchips, CR&T will grant to Nanogen a worldwide, royalty-free license to practice such intellectual property (without the right to sublicense unless it applies to a Nanogen product). Nanogen

Dr. R.Helmut Rupp
December 4, 1997
Page 5

     will be licensed to practice such intellectual property in connection with any of its other joint venture arrangements or corporate collaborations subject to a *** royalty payable to the

     Nanogen/CR&T Joint Venture or other joint relationship.

PUBLICATIONS

o All publications resulting from or relating to research conducted pursuant to the R&D Collaboration shall be reviewed and approved by both parties prior to disclosure or publication in order to protect any trade secrets, inventions or intellectual property rights inherent in such research.

FUTURE BUSINESS RELATIONSHIP

o Within ninety (90) days from the commencement of the R&D Collaboration, the parties will commence substantive discussions toward the formation of a Joint Venture or other joint relationship to facilitate the commercialization of Agreement Products resulting from the Collaboration.

o The Joint Venture or other joint relationship shall be structured such that all profits derived from the sale of products developed as a result of the R&D Collaboration in the Agreement Field shall be split 50/50 between the Nanogen partner and the CR&T partner.

o In recognition of the higher percentage of research funding provided by CR&T, CR&T will initially receive an accelerated return of *** on its capital account until the differential between CR&T's actual funding expenditures and Nanogen's actual funding expenditures is equalized. For purposes of calculating the above differential, both parties shall utilize Actual Costs, but not to exceed *** per FTE. Joint Venture or other joint relationship profits will be split equally between the Nanogen partner and the CR&T partner.

o The Joint Venture or other joint relationship will select the most appropriate party to manufacture products resulting from the R&D Collaboration, giving preference to Nanogen.

o To the extent Individual Program Technology is patented ("Individual Program Inventions") by a party and products incorporating Individual Program Inventions are sold to third parties, a royalty of *** shall be payable to the Joint Venture or other joint relationship on such third party sales. In addition, each party's Individual Program Inventions shall be licensed royalty-free to the other party for internal research use only.

RIGHT OF FIRST NEGOTIATION

o Hoechst AG or a designated affiliate or subsidiary (with the exception of Dade Behring as discussed further below) will have a right of first negotiation for a period of sixty (60) days after notice from the Joint Venture or other joint relationship to contract for the right to

***Confidential material redacted and separately filed with the Commission.

Dr. R.Helmut Rupp
December 4, 1997
Page 6

o market and sell products in the Agreement Field resulting from the R&D Collaboration before rights to such products will be offered to third parties.

o Notwithstanding the foregoing Right of First Negotiation, in recognition of Nanogen's Joint Venture with Becton Dickinson and Company and CR&T's relationship with Dade Behring, the parties agree that the Nanogen/Becton Dickinson Partnership and Dade Behring will have an equal opportunity to compete for sales and marketing rights on products in the Agreement Field before an exclusive arrangement would be offered to one or the other party or to a third party.

o All such negotiations conducted pursuant to the foregoing Right of First Negotiation shall be conducted on an arms length basis.

EQUITY/WARRANTS

o CR&T agrees to purchase shares in a private placement concurrent with Nanogen's Initial Public Offering in the amount of $10 million, at the IPO price to the public. In no event shall Hoechst's ownership in Nanogen prior to the time of the first sale of the first commercial product sold by or through the Joint Venture or other joint relationship exceed 20%.

o In recognition of CR&T's exclusive commitment to Nanogen in the Agreement Field with respect to the R&D Collaboration, Nanogen will issue warrants to CR&T to purchase Nanogen Common Stock after the IPO on the following general terms, the specifics of which shall be agreed to between the parties. Nanogen will issue five-year warrants to CR&T to purchase a specified number of shares of Nanogen Common Stock at the specified premiums to the market price (the "Strike Price") as follows:

     o The parties will immediately commence discussions regarding the preparation of a definitive Collaborative Research and Development Agreement. It is the intention of the parties to conclude such definitive Agreement within ninety (90) days from the effective date of this Letter Agreement. Upon execution of the definitive Collaborative Research and Development Agreement, Nanogen will issue CR&T a warrant to purchase 1% of the outstanding shares of Nanogen Common Stock on the date hereof, assuming the conversion of all outstanding shares of Nanogen Preferred Stock into shares of Nanogen Common Stock at the applicable conversion ratio (the "Outstanding Shares") at a 25% premium to market price on the date of execution ("First Warrant Strike Price"). If Nanogen's stock price on any subsequent trading day exceeds the First Warrant Strike Price by 50% or more, CR&T must exercise the warrant no later than the end of the next fiscal year.

     o Upon announcement by the parties of entry into the Product Development Phase of the R&D Collaboration, Nanogen will issue CR&T a warrant to purchase 1 1/2% of the Outstanding Shares at a 50% premium to market price, based on ten days post-announcement trading average ("Second Warrant Strike Price"). If Nanogen's stock price on any subsequent trading day exceeds the Second Warrant Strike Price by 50% or more, CR&T must exercise the warrant no later than the end of its next fiscal year.

Dr. R.Helmut Rupp
December 4, 1997
Page 7

     o Upon first commercial sale of product by the Joint Venture or other joint relationship, Nanogen will issue to CR&T a warrant to purchase 1 1/2% of the Outstanding Shares at a 50% premium to market price, based on ten days post-first commercial sale trading average ("Third Warrant Strike Price"). If Nanogen's stock price on any subsequent trading day exceeds the Third Warrant Strike Price by 50% or more, CR&T must exercise the warrant no later than the end of its next fiscal year.

o Neither the issuance of the Common Stock in the private placement, nor the issuance of the Common Stock upon exercise of the warrants, nor the warrants themselves, will be registered with the SEC, however Nanogen will register the resale of Common Stock issued or issuable to CR&T on a Registration Form S-3, when the Company becomes eligible to use such form.

CONFIDENTIALITY

o Each party agrees to maintain in confidence all Confidential Information of the other party in accordance with the February 20, 1997 Mutual Confidential Disclosure Agreement between Nanogen and Hoechst. Except for such disclosure as is deemed necessary in the reasonable judgment of a party to comply with applicable laws or regulations, no announcement or communication relating to the terms of this Letter Agreement or the relationship between the parties will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this letter agreement.

BOARD VISITATION RIGHTS

o In consideration for the foregoing R&D Collaboration and equity investment, Nanogen will grant a representative of Hoechst senior management unofficial non-voting visitation rights to attend up to and including one-half of the number of Nanogen Board meetings held annually with the understanding that such representative may not be present during executive sessions of the Board or participate in discussions which may present a conflict of interest as a result of any agreement between Nanogen and Hoechst.

MISCELLANEOUS

o The definitive agreement(s) for both the R&D Collaboration and the Joint Venture or other joint relationship will include appropriate representations and warranties by both parties that they are authorized to enter into such agreement(s). Nanogen's representations shall include an undertaking that it sees no conflict between its relationship with B-D and the relationship between CR&T and Nanogen as set forth herein.

o If any provision(s) of this Letter Agreement are or become invalid, or are ruled illegal, or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties hereto that the remainder of this Letter Agreement shall not be affected thereby. It is the further intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Letter Agreement, a provision which shall be as similar as possible in

Dr. R.Helmut Rupp
December 4, 1997
Page 8

     economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but which shall be valid, legal and enforceable, and shall be mutually agreed by the parties.

     This Letter Agreement will remain in full force and effect until such time as it is specifically superseded by future definitive agreement(s) relating to the subject matter hereof.

                                  Very truly yours,

                                    /s/ Harry J. Leonhardt
                                  --------------------------------------
                                  Harry J. Leonhardt, Esq.
                                  Vice President, General Counsel and Secretary


HJL/dz

AGREED AND ACCEPTED BY:



By: /s/ Dr. R. Helmut Rupp
   ----------------------------------------------------------
        Dr. R. Helmut Rupp
        Hoechst Aktiengesellschaft

Date:                     5/12/97

                                    EXHIBIT A

                                              NANOGEN APEX APPLICATIONS
                                              -------------------------
                      Title                                         Application No.              Date
                      -----                                         ---------------              ----

Active Programmable Electronic Devices for Molecular                 USP 5,605,662               Issued: 02/25/97
Biological Analysis and Diagnostics         (203/218)

Methods for Electronic Stringency Control for Molecular             SN: 08/271,882                Filed: 07/07/94
Biological Analysis and Diagnostics

                                            (207/263)

Molecular Biological Diagnostic Systems Including                    USP 5,632,957               Issued: 05/27/97
Electrodes                                  (209/062)

Apparatus and Methods for Active Programmable Matrix                SN: 08/534,454                Filed: 09/27/95
Devices                                     (216/054)

***                                                                       ***                          ***

Methods for Electronic Synthesis of Polymers                        SN: 08/725,976                Filed: 10/04/96

                                            (222/211)

***                                                                       ***                          ***

Methods for Electronic Perturbation Analysis of                     SN: 08/855,058                Filed: 05/14/97
Biological Materials                        (224/175)

***                                                                       ***                          ***

Self-Addressable Self-Assembling Microelectronic                  Not Yet Received                Filed: 12/05/97
Integrated Systems, Component Devices, Mechanisms,
Methods and Procedures for Molecular Biological Analysis
and Diagnostics                             (227/194)



*** Confidential material redacted and separately filed with the Commission.

                                    EXHIBIT B

                 C.R.&T's "ELIAS" AND "pRNA" PATENT APPLICATIONS

                                       ***


*** Confidential material redacted and separately filed with the Commission.

                                    EXHIBIT C

                             TOTAL PROGRAM (Year 1)

                                                        Hoechst                                Nanogen
                                                        -------                                -------
Personnel                                                 ***                                    ***

Materials                                                $ ***                                  $ ***



***Confidential material redacted and separately filed with the Commission.

                               EXHIBIT C (Nanogen)

                               Personnel/ Nanogen

                 Task                                  Year 1                    Year 2
                 ----                                  ------                    ------
Chip

                   Process engineer                      ***                       ***
                  Software engineer                      ***                       ***
                      Test engineer                      ***                       ***
                          Test Tech                      ***                       ***
                 Packaging Engineer                      ***                       ***
                     Packaging Tech                      ***                       ***
Instrument
                Electrical engineer                      ***                       ***
                  Software engineer                      ***                       ***
                Mechanical engineer                      ***                       ***
Permeation layer
                  Chemical engineer                      ***                       ***
Assay Development
                   Physical chemist                      ***                       ***
                         Biochemist                      ***                       ***

Program Management
                    Program Manager                      ***                       ***
TOTAL HEADCOUNT                                          ***                       ***


***Confidential material redacted and separately filed with the Commission.

                            Materials Costs/ Nanogen

                 Task                                   Year 1                                 Year 2
----------------------------------           -----------------------------          -----------------------------
Chip
                           Design             $                       ***            $                       ***
                            Masks             $                       ***            $                       ***
                        Wafer fab             $                       ***            $                       ***
                             Test             $                       ***            $                       ***
                        Packaging             $                       ***            $                       ***
TOTAL                                         $                       ***            $                       ***
Instruments
                         Read-out             $                       ***
                  Probe placement             $                                      $                       ***
TOTAL                                         $                       ***            $                       ***
Permeation Layer/Chemistry
                       Perm Layer             $                       ***
                 Attachment Chem.                                                    $                       ***
TOTAL                                         $                       ***            $                       ***
Assay
                         Reagents             $                       ***            $                       ***

TOTAL PROGRAM                                 $                       ***            $                       ***



***Confidential material redacted and separately filed with the Commission.

                                EXHIBIT C (CR&T)

                                    Personnel

TASK                                                       Headcount
----                                                       ---------

SYNTHESIS

              PhD, Organic Chemists                          ***
              Postdocs, lab Technicians                      ***

PERMEATION LAYER

              PhD's Organic Chemist,
              Physisist                                      ***
              PhD (Japan)                                    ***
              Postdocs, Lab Technicians                      ***


DIRECT ELECTRONIC READ-OUT

              PhD's (Japan)                                  ***
              Lab Technicians                                ***
              PhD Biophysical-Chemist                        ***

Program Management                                           ***
------------------------------------------------------------ ------------------
Total Headcount                                              ***



***Confidential material redacted and separately filed with the Commission.

                                 MATERIALS COSTS

TDM / Project Year:



Synthesis

Equipment (Synthesizer...)                ***                               (Depreciation over *** Years)

Analytics                                 ***
Chemicals                                 ***

-----------------------------------       ----------
Total                                     ***


Permeation Layer

Equipment (Spin Coater...)                ***                               (Depreciation over *** Years)
Materials (Chemicals)                     ***


-----------------------------------       ----------
Total                                     ***


Direct Read-Out

Equipment                                 ***


---------------------------------------- --------------------------------- -----------------------------------
Total                                     ***             (355 TUS$)



**Confidential material redacted and separately filed with the Commission.